UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 28, 2008

PARK CITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-03718	37-1454128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3160 Pinebrook Road
Park City, UT 84098
(Address of principal executive offices) (Zip Code)

435-645-2000
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Stock Purchase Transaction

On August 28, 2008, Park City Group, Inc., a Nevada Corporation (“PCG”) entered into two Stock Purchase Agreements (the “Purchase Transaction”) relating to the acquisition by PCG of shares of  Series E Preferred Stock from existing stockholders of Prescient Applied Intelligence, Inc., a Delaware corporation (“Prescient”) (the “Series E Preferred Stock”) in exchange for cash.

As a result of the Purchase Transaction, PCG now owns approximately 43% of Prescient’s Series E Preferred Stock. The Purchase Transaction was consummated contemporaneously with the execution of an Agreement and Plan of Merger (“Merger Transaction”), pursuant to which PCG intends to merge Prescient with and into a wholly-owned subsidiary of PCG.  The Merger Transaction provides that Prescient stockholders not parties to the Purchase Transaction will receive cash for their shares of Prescient Common Stock, Series E Preferred Stock and Series G Preferred Stock upon consummation of the merger (“Merger”).

In connection with the Purchase Transaction, the  sellers of the Series E Preferred Stock also entered into Lockup and Voting Agreements whereby they, subject to certain limited exceptions, agreed (i) not to transfer any of their shares of Prescient Common Stock or Series G Preferred Stock prior to completion or termination of the Merger  and (ii) to vote their shares of Prescient Common Stock and Series G Preferred Stock in favor of the Merger.

Forms of the Stock Purchase Agreements and Lockup and Voting Agreements are being filed together with this Current Report.  The terms and conditions of the agreements related to the Purchase Transaction are described in Item 2.01 of this Current Report.

Merger Transaction

On August 28, 2008, PCG, PAII Transitory Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly-owned subsidiary of PCG and Prescient entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to, and subject to, the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Prescient, with Prescient remaining as the surviving entity and a wholly owned operating subsidiary of PCG. The Merger is subject to certain conditions and will be effective following Prescient stockholder approval and upon the filing of a Certificate of Merger with the Secretary of the State of Delaware.

The Merger Agreement contains customary representations and warranties, pre-closing covenants, and closing conditions, including approval of the Merger and related transactions.

PCG is required, under the Merger Agreement, to make an initial deposit of $ 2,500,000 into escrow at such time as the Securities and Exchange Commission has no further comment of Prescient’s proxy statement/information statement related to the Merger Transaction.  In the event PCG fails to complete the Merger or breaches any provision of the Agreement, after an opportunity to cure in some cases, after the initial escrow deposit (i) the amount that has been placed into escrow, will be transferred to Prescient and become its property; and (ii) Prescient will be able to purchase from PCG, at a purchase price of $.001 per share, 100% of the Series E Preferred Stock that it owns.

In the event PCG’s failure or breach, as described above, occurs after the balance of the funds necessary to complete step two of the Merger (approximately $2,300,000) have been placed into escrow (i) the amount that has been placed into escrow, will be transferred to Prescient and become its property; and (ii) Prescient will be able to purchase from PCG at a purchase price of $.001 per share, 50% of the Series E Preferred Stock that it owns.

   Prescient may also terminate the Merger Agreement in the event it withdraws its recommendation that the Merger be approved by its stockholders as a result of an alternative acquisition proposal or otherwise in which event they will be obligated to pay PCG $250,000. The Merger Agreement may also be terminated by mutual consent of PCG and Prescient or in the event that the closing shall not have occurred by March 31, 2009.

A copy of the Merger Agreement is being filed as an exhibit to this Current Report.

As a result of the Merger and in exchange for the cancellation of their shares, the stockholders of Prescient will receive cash for their Common Stock, Series E Preferred Stock, and Series G Preferred Stock.

   There are currently 33,200,822 shares of Prescient Common Stock issued and outstanding.  Additionally there are (i) 1,657 shares of Prescient Series E Preferred Stock issued and outstanding, including the shares acquired this day by PCG, all of which are convertible into 9,866,147 shares of Prescient Common Stock and (ii) 480 shares of Prescient Series G Preferred Stock issued and outstanding all of which are convertible into 10,905,909 shares of Prescient Common Stock.

   Pursuant to the Merger Agreement, Randall K. Fields, the Chief Executive Officer of PCG has been appointed as the Chief Executive Officer of Prescient.

We anticipate that the Merger will be completed prior to the end of calendar 2008.

Business of Prescient

Prescient was originally formed in 1985 as Applied Intelligence Group, an Oklahoma corporation. In 1998, it changed its name to The viaLink Company. In 1999, it reorganized as a Delaware corporation. On December 31, 2004, it merged with Prescient Systems, Inc. (Prescient Systems) and changed its name to Prescient Applied Intelligence, Inc.

It is a leading provider of on-demand solutions for the retail marketplace, including both retailers and suppliers. Its solutions capture information at the point of sale, provide greater visibility into real-time demand and turn data into actionable information across the entire supply chain. As a result, its products and services enable trading partners to compete effectively, increase profitability and excel in today’s retail business climate.

Prescient’s solutions address the primary concern of retailers and suppliers today: out of stock merchandise.  Its solution set includes:

•	Store Level Replenishment (SLR)

•	Vendor Managed Inventory (VMI)

•	Scan Based Trading (SBT)

•	Visibility & Analytics (V&A)

•	Global Data Sync Adaptor (GDS)

•	Enterprise Demand & Distribution Planning (ED&EP)

•	Production Line Sequencing

•	Professional Services

Item 2.01.   Completion of Acquisition or Disposition of Assets

On August 28, 2008, PCG purchased 715.96 shares of Prescient Series E Preferred Stock from two existing stockholders of Prescient in exchange for an aggregate of $ 2,767,186 in cash.   Pursuant to the agreements, PCG agreed to purchase these shares of Series E Preferred Stock at a price of $ 3,865 per share. The 715.96 Series E Preferred Stock shares acquired are convertible into 4,263,443 Shares of Prescient Common Stock or 8% of the outstanding Common Stock, assuming that there is an aggregate of 53,972,878 shares of Common Stock outstanding after taking into account all shares of Prescient Common Stock and Series E Preferred and Series G Preferred as converted to their Common Stock equivalent.

Item 9.01.   Financial Statements and Exhibits.

(a)           The financial statement of Prescient required by Form 8-K, Item 9.01(a) are incorporated by reference from the following reports filed by Prescient with the Securities and Exchange Commission.

Form 10-K for the year ended December 31, 2007
Form 10-Q for the quarter ended June 30, 2008

(b)           The pro forma financial information required by this item will be filed in an amendment to this Current Report as soon as practicable but not later than 71 days after the date on which this Current Report must be filed.

(c)           Not applicable.

(d)           Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger and Reorganization dated August 28, 2008, by and among Park City Group, Inc., PAII Transitory Sub, Inc., and Prescient Applied Intelligence, Inc
2.2	Form of Stock Purchase Agreement
2.3	Form of Voting Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP, INC.:
(Registrant)

Date: September 3, 2008
By: /s/ Randall Fields
Randall Fields CEO/President